Exhibit 5

                    SEARS, ROEBUCK AND CO.
                          SEARS TOWER
                    CHICAGO, ILLINOIS 60684

                                         ROBERT J. PENCE
                                         Senior Counsel
                                     Corporate Law-Dept. 966
                                          312-875-1823


                        August 4, 1995

Sears, Roebuck and Co.
Sears Tower
Chicago, Illinois 60684

Ladies and Gentlemen:

    I have examined the Registration Statement on Form S-3, Registration No. 33-55825, and Amendment No. 1 thereto to be filed with the Securities and Exchange Commission on or about August 4, 1995, (the "Registration Statement") by Sears, Roebuck and Co. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), for an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act, of securities having an aggregate initial offering price of not more than $6,000,000,000, consisting of: (i) debt securities ("Debt Securities"), (ii) Common Shares, par value $0.75 per share, ("Common Shares"), (iii) Preferred Shares, par value $1.00 per share, ("Preferred Shares"), (iv) Depositary Shares representing fractional interests in Preferred Shares ("Depositary Shares," and, collectively with Common Shares and Preferred Shares, "Equity Securities") and (v) warrants ("Warrants") to purchase or receive Debt Securities or Equity Securities. I have examined the form of Indenture (the "Indenture"), between the Company and the Trustee, to be filed with the Registration Statement, under which the Debt Securities are to be issued. The prospectuses included in the registration statement also relate to unallocated amounts of Debt Securities, Common Shares, Preferred Shares, Depositary Shares and Securities Warrants having an aggregate initial offering price not in excess of the aggregate amounts of securities that have not yet been offered for sale under Registration Statement Nos. 33-41485 and 33-43459 on Form S-3. All such Debt Securities, Common Shares, Preferred Shares, Depositary Shares and Securities Warrants are herein collectively referred to as the "Securities." I am familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Securities. All terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

    Subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Securities, the issuance and sale thereof in the manner referred to in the Registration Statement, and the terms of the Securities being otherwise in compliance with then applicable law, I am of the opinion that:

    (i) when the execution, issuance and delivery by the Company of any of the Debt Securities has been duly authorized by all necessary corporate action on the part of the Company, the Indenture relating to such Debt Securities has been duly executed, issued and delivered, and such Debt Securities have been duly executed, issued and delivered on the part of the Company and authenticated by the Trustee pursuant to the Indenture, upon full payment therefor such Debt Securities will be legally issued and binding obligations of the Company in accordance with their terms, subject to insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles;

    (ii) when the execution, issuance and delivery by the Company of any of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company and such Common Shares have been duly executed, issued and delivered on the part of the Company, upon full payment therefor such Common Shares will be validly issued, fully paid and nonassessable, and that (except for statutory claims by laborers, servants, or employees for unpaid debts, wages or salaries, chargeable against certain of the principal shareholders only in the event of termination of listing and public trading in the Company's shares) no personal liability for obligations of the Company will attach to any holder of such Common Shares under existing statutes of the State of New York, in which the Company is incorporated;

    (iii) when a certificate of amendment to the Restated Certificate of Incorporation of the Company setting forth the terms of any Preferred Shares has been duly authorized, approved, executed and filed by the Company, the execution, issuance and delivery by the Company of such Preferred Shares has been duly authorized by all necessary corporate action on the part of the Company and such Preferred Shares have been duly executed, issued and delivered on the part of the Company, upon full payment therefor such Preferred Shares will be validly issued, fully paid and nonassessable, and that (except for statutory claims by laborers, servants, or employees for unpaid debts, wages or salaries, chargeable against certain of the principal shareholders only in the event of termination of listing and public trading in the Company's shares) no personal liability for obligations of the Company will attach to any holder of such Common Shares under existing statutes of the State of New York, in which the Company is incorporated; and that, when the Deposit Agreement and any other necessary agreements relating to any Depositary Shares have been duly authorized, executed and delivered and the Depositary Receipts representing such Depositary Shares have been duly executed, authenticated, issued and delivered, and any such Preferred Shares are placed in deposit under such Deposit Agreement in the manner referred to in the Registration Statement, upon full payment therefor such Depositary Shares will be legally issued pursuant to the Deposit Agreement and entitled to the benefits thereof, subject to insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles; and

    (iv) when the execution, issuance and delivery by the Company of any Warrants relating to any such Debt Securities or Equity Securities has been duly authorized by all necessary corporate action on the part of the Company, the Warrant Agreement and any other necessary agreements relating to such Warrants have been duly authorized, executed and delivered and the Warrant Certificates representing such Warrants have been duly executed, authenticated, issued and delivered, upon full payment therefor such Warrants will be legally issued and binding obligations of the Company in accordance with their terms, subject to insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.


    I consent to the use of this opinion as an exhibit to the Registration Statement and to the references to me in the Prospectuses which are part of the Registration Statement.

                                 Very truly yours,

                                 /s/ Robert J. Pence

                                 Robert J. Pence
                                 Senior Counsel
                                 Corporate Law Department
                                 Sears, Roebuck and Co.